Exhibit 99.1

MAX RE CAPITAL’S
EXECUTIVES TO SPEAK AT
FOX-PITT, KELTON BERMUDA IN BOSTON CONFERENCE

Hamilton, Bermuda, September 14, 2005. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) today announced that Keith S. Hynes, Executive Vice President & Chief Financial Officer, and N. James Tees, Senior Vice President & Treasurer, will speak at Fox-Pitt, Kelton Bermuda in Boston Conference being held at the Boston Harbor Hotel on September 20, 2005 at 9:30 a.m. (EDT).

The presentation given by Mr. Hynes and Mr. Tees will be webcast and may be accessed at: http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=MXRE&item_id=1085476. The presentation will also be available on the Company’s website: www.maxre.bm.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441- 296-8800
jimt@maxre.bm